Exhibit 99.3

NEWERA TECHNOLOGY DEVELOPMENT CO., LTD.
UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS

NEWERA TECHNOLOGY DEVELOPMENT CO., LTD.
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLODATED
FINANCIAL STATEMENTS

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2010 (Unaudited)	1

Pro Forma Condensed Consolidated Statement of Operations for the three months ended September 30, 2010 (Unaudited)	2

Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 2010 (Unaudited)	3

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)	4-5

NEWERA TECHNOLOGY DEVELOPMENT CO., LTD.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2010
(UNAUDITED)

	NewEra Technology Development Co., Ltd.	Grain Wealth Limited	Adjustments	Notes	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$55,188	$3,571,209	$(55,188)	Note 2.a	$3,571,209
Accounts receivable	-	2,872,054			2,872,054
Inventories	-	6,098,290			6,098,290
Advances to suppliers and other prepaid expense	142,497	142,497
Total current assets	55,188	12,684,050			12,684,050

Property, plant and equipment, net	-	8,924,178			8,924,178
Farmland development costs, net	-	5,748,115			5,748,115
Land use rights under capital lease	-	191,851			191,851
Deposit on land use right	-	179,155			179,155
Total non-current assets	-	15,043,299			15,043,299

Total Assets	$55,188	$27,727,349			$27,727,349

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Short-term loan payable	$-	$6,852,690			$6,852,690
Short-term obligation under capital lease	-	887			887
Accounts payable	54,000	1,327,831	$(54,000)	Note 2.a	1,327,831
Advance from customers	-	168,383			168,383
Payroll payable	-	128,352			128,352
Taxes payable	-	189,588			189,588
Dividends Payable	-	941,293			941,293
Due to related parties	-	389,373			389,373
Due to stockholders	100,000	-	$(100,000)	Note 2.a	-
Total Current Liabilities	154,000	9,998,397			9,998,397
	-
Long-term loan payable	-	746,480			746,480
Long-term obligation under capital lease	-	206,875			206,875
Total non-current liabilities	-	953,355			953,355
	-
Total liabilities	154,000	10,951,752			10,951,752

Stockholders' equity

Preferred stock, $0.001 par value, 10,000,000 shares authorized; - 0 - shares issued and outstanding at September 30, 2010	-
Common stock, $0.001 par value, 100,000,000 shares authorized
10,000,000 shares issued and outstanding at September 30, 2010	1,000	10,000	$(1,000)	Note 2.a & b	10,000
Additional paid-in-capital	-	3,867,215		Note 2.b	3,867,215
Statutory reserve	-	11,372,910			11,372,910
(Accumulated deficit) Retained earnings	(99,812)	704,289	$99,812	Note 2.a	704,289
Accumulated other comprehensive income		821,183			821,183
Total stockholders' equity	(98,812)	16,775,597			16,775,597

Total Liabilities and Stockholders' Equity	$55,188	$27,727,349			$27,727,349

The accompanying footnotes are an integral part to the pro forma condensed consolidated financial statements

NEWERA TECHNOLOGY DEVELOPMENT CO., LTD.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010
(UNAUDITED)

	NewEra Technology Development Co., Ltd.	Grain Wealth Limited	Adjustments	Notes	PRO FORMA
NET REVENUES	$-	$7,523,433.00			$7,523,433
COST OF REVENUES	-	5,447,965			5,447,965
GROSS PROFIT	-	2,075,468			2,075,468

OPERATING EXPENSES:
Selling and marketing expenses	-	245,660			245,660
General and administrative expenses	11,522	212,456	(11,522)	Note 2.a	212,456
Total Operating Expenses	11,522	458,116			458,116

INCOME FROM OPERATIONS	(11,522)	1,617,352			1,617,352

OTHER (EXPENSE) INCOME:
Interest income	-	-			-
Interest expense	-	(96,814)			(96,814)
Non-operational income	-	14,749			14,749
Total Other (Expense) Income	-	(82,065)			(82,065)
					-
INCOME BEFORE INCOME TAXES	(11,522)	1,535,287			1,535,287
INCOME TAXES	-	-			-
NET INCOME	$(11,522)	$1,535,287			$1,535,287

COMPREHENSIVE INCOME:
Net Income	(11,522)	1,535,287			1,535,287
Other Comprehensive Income:
Foreign currency translation gain	-	265,884			265,884
TOTAL COMPREHENSIVE INCOME	$(11,522)	$1,801,171			$1,801,171

BASIC AND DILUTED INCOME PER COMMON SHARE	$(0.01)	$153.53	$(153.36)	Note 2.a	$0.15

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	1,000,000	10,000	8,990,000	Note 2.a	10,000,000

The accompanying footnotes are an integral part to the pro forma condensed consolidated financial statements

NEWERA TECHNOLOGY DEVELOPMENT CO., LTD.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2010
(UNAUDITED)

	NewEra Technology	Grain
	Development Co., Ltd.	Wealth Limited	Adjustments	Notes	PRO FORMA

NET REVENUES	$-	$25,098,672			$25,098,672
COST OF REVENUES	-	15,978,235			15,978,235
GROSS PROFIT	-	9,120,437			9,120,437

OPERATING EXPENSES:
Selling and marketing expenses	-	1,239,766			1,239,766
General and administrative expenses	86,566	967,548	(86,566)	Note 2.a	967,548
Total Operating Expenses	86,566	2,207,314			2,207,314

INCOME FROM OPERATIONS	(86,566)	6,913,123			6,913,123

OTHER (EXPENSE) INCOME:
Interest income	-	5,334			5,334
Interest expense	-	(397,272)			(397,272)
Non-operational income	-	166,935			166,935
Total Other (Expense) Income	-	(225,003)			(225,003)

INCOME BEFORE INCOME TAXES	(86,566)	6,688,120			6,688,120
INCOME TAXES	-	-			-
NET INCOME	$(86,566)	$6,688,120			$6,688,120

COMPREHENSIVE INCOME:
Net Income	(86,566)	6,688,120			6,688,120
Other Comprehensive Income:
Foreign currency translation gain	-	39,961			39,961
TOTAL COMPREHENSIVE INCOME	$(86,566)	$6,728,081			$6,728,081

BASIC AND DILUTED INCOME PER COMMON SHARE	$(0.10)	$668.81	$(668.04)	Note 2.a	0.67

DIVIDEND PER COMMON SHARE	$-	$355.93			$355.93

BASIC AND DILUTED WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING	846,575	10,000	9,143,425	Note 2.a	10,000,000

The accompanying footnotes are an integral part to the pro forma condensed consolidated financial statements

NEWERA TECHNOLOGY DEVELOPMENT CO., LTD.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

NewEra Technology Development Co., Ltd. (the “Company” or “NewEra”) is a corporation organized under the laws of the State of Nevada.

On January 28, 2011, NewEra entered into Share Exchange Agreement (the “Share Exchange”) with Grain Wealth Limited, a British Virgin Islands Company (“Grain Wealth”) and the shareholders of Grain Wealth (“Grain Wealth Shareholders”). Pursuant to the Share Exchange, NewEra acquired all of the outstanding shares of Grain Wealth by issuing a total of 9,200,000 shares of  NewEra Common Stock (the “Exchange”), representing approximately 92% of the shares outstanding of NewEra at the Closing of the Share Exchange.

In addition, such Exchange shall close simultaneously with an offering (the “Offering”) pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) by and among NewEra and named Investors (the “Investors”) therein in connection with a private placement of an amount up to $6,000,000 (the “Offering Amount”), provided, however, the Offering may close at the Company’s and Placement Agent’s mutual consent (the “Initial Closing”) upon receipt of $3,000,000 (the “Minimum Closing Amount”).

Grain Wealth is a holding company whose only asset is 100% of the registered capital of Qiyang County Xiangmei Food Technical Research and Development Co., Ltd. (“Xiangmei Food”), a wholly foreign-owned enterprise with limited liability incorporated under the People’s Republic of China (the “PRC”).  Substantially all of the Grain Wealth’s operations are conducted in China through Xiangmei Food, and through a series of contractual arrangements with Xiangmei Food’s affiliated entity in China, Hunan Xiangmei Food Co., Ltd. (“Hunan Xiangmei”). Hunan Xiangmei is engaged in the business of growing, processing and distributing glutinous rice and other consumer food products such as frozen stuffed dumplings and ice cream products in the PRC.

Under those contractual arrangements, which obligate Xiangmei Food to absorb a majority of the risk of loss from Hunan Xiangmei’s activities and entitle it to receive a majority of its residual returns, Xiangmei Food has gained effective control over Hunan Xiangmei.  In addition, Hunan Xiangmei's shareholder has pledged his equity interest in Hunan Xiangmei to Xiangmei Food, irrevocably granted Xiangmei Food an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Hunan Xiangmei.  Through these contractual arrangements, Grain Wealth, through Xiangmei Food, holds the variable interests in Hunan Xiangmei, and Grain Wealth and Xiangmei Food have been determined to be the most closely associated with Hunan Xiangmei. Therefore, Grain Wealth is the primary beneficiary of Hunan Xiangmei. Based on these contractual arrangements, the Company believes that Hunan Xiangmei should be considered as a Variable Interest Entity (“VIE”)  under ASC 810, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51", because the equity investor in Hunan Xiangmei no longer has the characteristics of a controlling financial interest and Grain Wealth through Xiangmei Food is the primary beneficiary of

NEWERA TECHNOLOGY DEVELOPMENT CO., LTD.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION (Continued)

Hunan Xiangmei. Accordingly, the Company believes that Hunan Xiangmei should be consolidated under ASC 810.

In addition, on the closing date of the Share Exchange, immediately prior to and as a condition to the completion of the Exchange Agreement, the Company entered into a stock cancellation agreement (the ”Cancellation Agreement”) with Mr. Chen Zhengxing, the Company’s then Chairperson, President, Chief Executive Officer and sole director. Pursuant to the Cancellation Agreement, Mr. Chen agreed to cancel 700,000 shares of the Company’s common stock, par value $0.001 owned by him.

Upon completion of the Share Exchange, there will be a total of 10,000,000 shares of common stock issued and outstanding.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited pro forma consolidated balance sheet has been presented as if the share exchange had occurred as of the balance sheet at September 30, 2010. The unaudited pro forma consolidated statements of operations for the three months ended September 30, 2010 and for the year ended June 30, 2010 have been presented as if the acquisition had occurred July 1, 2009.

The acquisition will be accounted for as a reverse merger under the purchase method of accounting since there was a change of control. In accordance with FASB ASC 805 Business Combinations, Grain Wealth and its subsidiaries are the accounting acquirer. Accordingly, Grain Wealth and its subsidiaries will be treated as the continuing entity for accounting purposes.

The unaudited pro forma adjustments are included in the accompanying unaudited pro forma consolidated balance sheet as of September 30, 2010, the unaudited pro forma consolidated statements of operation for three months ended September 30, 2010 and for the year ended June 30, 2010 to reflect the acquisition of Grain Wealth by the Company:

a.	To record the spin-off of the Company’s assets and liabilities prior to the reverse acquisition;

b.	These adjustments reflect the recapitalization as a result of the transactions related to the share exchange.

The unaudited pro forma consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.